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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            EASY STREET ONLINE, INC.



                    -----------------------------------------

                    Adopted in accordance with the provisions
                    Of Section 242 of the General Corporation
                          Law of the State of Delaware

                    -----------------------------------------

         The undersigned, being a Vice President of EASY STREET ONLINE, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:


         FIRST: The Certificate of Incorporation of the Corporation, has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:


         "FIRST:         The name of the corporation is:
                      Frontline Communications Corporation".


         SECOND: Such amendment has been duly adopted by the written consent of a majority of the stockholders entitled to vote in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment has been given to those stockholders who have not consented in writing thereto.


         IN WITNESS WHEREOF, I have signed this Certificate this 15th day of July 1997.

                                           EASY STREET ONLINE, INC.


                                       By: Steven J. Cole-Hatchard
                                           ----------------------------------
                                           Steven J. Cole-Hatchard
                                           Vice President/Secretary